EXHIBIT 99.1


Reporting Person:     Glenn H. Hutchins (1)
Date of Event:        March 15, 2004
Name of Issuer:       Ameritrade Holding Corporation  (AMTD)



(1)      List of names and addresses of each joint filer:

         Joint Filer:  Silver Lake Partners, L.P.
         Address:   2725 Sand Hill Road,
                    Suite 150, Menlo Park, California 94025
         Designated Filer:  Glenn H. Hutchins
         Issuer:  Ameritrade Holding Corporation (AMTD)
         Date of Event Requiring Statement:  March 15, 2004

         Joint Filer:  Silver Lake Investors, L.P.
         Address: c/o Silver Lake Partners, L.P., 2725 Sand Hill Road, Suite 150, Menlo Park, California 94025
         Designated Filer:  Glenn H. Hutchins
         Issuer:  Ameritrade Holding Corporation (AMTD)
         Date of Event Requiring Statement:  March 15, 2004

         Joint Filer:  Silver Lake Technology Investors, L.L.C.
         Address: c/o Silver Lake Partners, L.P., 2725 Sand Hill Road, Suite 150, Menlo Park, California 94025
         Designated Filer:  Glenn H. Hutchins
         Issuer:  Ameritrade Holding Corporation (AMTD)
         Date of Event Requiring Statement:  March 15, 2004